Exhibit 4.5

__________________________________________

THIRD SUPPLEMENTAL INDENTURE

Dated as of October 6, 2005

___________________________________________

between

LOWE’S COMPANIES, INC.

and

THE BANK OF NEW YORK

as Trustee

___________________________________________

Supplemental to the Amended and Restated Indenture

Dated as of December 1, 1995
___________________________________________

Creating a Series of Securities designated

5.0% Notes due 2015

and

Creating a Series of Securities designated

5.5% Notes due 2035

THIRD SUPPLEMENTAL INDENTURE, dated as of October 6, 2005 (this “Third Supplemental Indenture”), between LOWE'S COMPANIES, INC., a corporation duly organized and existing under the laws of the State of North Carolina (the “Company”), having its principal office at 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, and THE BANK OF NEW YORK a banking corporation duly organized and existing under the laws of the United States, as Trustee (the “Trustee” or the “Successor Trustee”) as successor trustee to J.P. Morgan Trust Company, National Association (the “Resigning Trustee”), pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of April 21, 2004, (the “Resignation Instrument”).

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”) as supplemented and amended by this Third Supplemental Indenture (together with the Base Indenture, the “Indenture”), providing for the issuance from time to time of its unsecured unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, pursuant to the Resignation Instrument and the applicable provisions of the Base Indenture, the Resigning Trustee assigned, transferred, delivered and confirmed to the Successor Trustee all right, title and interest of the Resigning Trustee under the Indenture, with like effect as if the Successor Trustee was originally named as trustee under the Indenture, and the Company accepted the resignation of the Resigning Trustee as trustee, Paying Agent, Security Registrar, Conversion Agent and Agent under the Indenture and duly appointed the Successor Trustee as trustee, Paying Agent, Security Registrar, Conversion Agent and Agent under the Indenture and confirmed to the Successor Trustee all the rights, powers and trusts of the Resigning Trustee under the Base Indenture;

WHEREAS, it is provided in Section 901 of the Base Indenture that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental thereto (1) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding, (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) and (3) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture;

                               WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate Board Resolutions and actions of its authorized officers, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, two new series of Securities designated as its (i) 5.0% Notes due October 15, 2015 (the “2015 Notes”), in an aggregate Principal Amount at Maturity of up to $500,000,000 and (ii) 5.5% Notes due October 15, 2035 (the “2035 Notes” and, together with the 2015 Notes, the “Notes”) in an aggregate Principal Amount at Maturity of up to $500,000,000; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent (as defined in the Indenture) and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid supplement to the Indenture.

NOW, THEREFORE, in order to establish the form and terms of the series of the 2015 Notes and the series of the 2035 Notes and for and in consideration of the premises and of the covenants contained in the Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions.     For all purposes of the Base Indenture and this Third Supplemental Indenture relating to the respective series of Notes created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in this Third Supplemental Indenture have the meanings assigned to them in this Article. Each capitalized term that is used in this Third Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Deale Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

                “Depositary” means, with respect to the Notes issuable in whole or in part in global form, DTC and any nominee thereof, until a successor is appointed and becomes such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean or include such successor and any nominee thereof.

“DTC” means The Depository Trust Company.

“Global Note” means a Note issued in global form and deposited with or on behalf of the Depositary, substantially in the form of the Note attached hereto as Exhibit A-1 or Exhibit A-2.

“Interest Payment Date” has the meaning set forth in Section 204(a) of this Third Supplemental Indenture.

“Principal Amount at Maturity” of the Notes means the principal amount at maturity as set forth on the face of each respective Note.

“Purchase Agreement” means the Purchase Agreement, dated October 3, 2005, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Banc of America Securities LLC.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to such Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Regular Record Date” has the meaning set forth in Section 204(a) of this Third Supplemental Indenture.

“Stated Maturity” has the meaning set forth in Section 203 of this Third Supplemental Indenture.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

Section 102.  Section References.     Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third

Supplemental Indenture. Each reference to a particular section of the Base Indenture shall refer to that particular section of the Base Indenture.

ARTICLE II

THE NOTES

Section 201.  Title of the Notes.     The Company hereby creates the 2015 Notes and the 2035 Notes, each as a separate series of its Securities issued pursuant to the Indenture. The 2015 Notes shall be designated as the “5.0% Notes due 2015,” and the 2035 Notes shall be designated as the “5.5% Notes due 2035.”

Section 202.  Amount.     The aggregate Principal Amount at Maturity of the 2015 Notes that may be authenticated and delivered under this Third Supplemental Indenture is limited to $500,000,000, and the aggregate Principal Amount at Maturity of the 2035 Notes that may be authenticated and delivered under this Third Supplemental Indenture is limited to $500,000,000.

Section 203.  Stated Maturity.     The Stated Maturity of the 2015 Notes shall be October 15, 2015, and the Stated Maturity of the 2035 Notes shall be October 15, 2035.

Section 204.  Interest and Payment.

(a)  The 2015 Notes shall bear interest at 5.0% per annum, and the 2035 Notes shall bear interest at 5.5% per annum beginning on the date of issuance until the Notes, respectively, are redeemed, paid or duly provided for. Interest shall be paid semi-annually in arrears on each April 15 and October 15 (each, an “Interest Payment Date”), commencing on April 15, 2006, to persons in whose names the Notes are registered at the close of the Business Day on the April 1 immediately preceding each April 15 or the October 1 immediately preceding each October 15 (each a “Regular Record Date”).

(b)  Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests shall be made to holders of the Notes on the respective Regular Record Date in accordance with the procedures of DTC and its participants in effect from time to time. Settlement for the Notes shall be made in immediately available funds. All payments of principal and interest shall be made by the Company in immediately available funds except as set forth in the applicable Note.

Section 205.  Optional Redemption.

(a)  The 2015 Notes and/or the 2035 Notes, as the case may be, will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of:

(i)  100% of the principal amount of the 2015 Notes and/or the 2035 Notes to be redeemed; or

(ii)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points with respect to the 2015 Notes, and 20 basis points with respect to the 2035 Notes, plus, in each case, accrued interest thereon to but excluding the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of the Business Day on the relevant record date.

(b)  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date set forth in such notice to each registered holder of the 2015 Notes and/or the 2035 Notes, as the case may be, to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

Section 206.  Forms; Denominations.     The Notes shall be Registered Securities and shall be issued in denominations of $1,000 or any integral multiple thereof. The certificates for the Notes shall be in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2.

(a)  Global Notes.   (i) Notes shall be issued initially in the form of one or more Global Notes in definitive fully registered form without interest coupons, deposited on behalf of the subscribers for the Notes represented thereby with The Bank of New York, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate Principal Amount at Maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(ii)  Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 206(a)(ii) and Section 303 of the Base Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially to the following effect:

                                                                         “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
                                                                         TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
                                                                         OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH

                   OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC  (AND ANY PAYMENT
                   HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
                   OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                   PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

 Section 207.  Applicability of Reports by Company.     For purposes of this Third Supplemental Indenture, to the extent information, documents or reports are required to be filed with the Commission and delivered to the Trustee or the Holders, the availability of such information, documents or reports on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system or the Company’s website shall be deemed to have satisfied such delivery requirements to the Trustee or the Holders, as applicable.

Section 208.  Applicability of Sinking Funds.     The provisions of Article Twelve of the Base Indenture shall not apply to the 2015 Notes or the 2035 Notes.

Section 209.  Applicability of Repayment of Securities at Option of Holders.    The provisions of Article Thirteen of the Base Indenture shall not apply to the 2015 Notes or the 2035 Notes.

Section 210.  Applicability of Conversion of Securities.     The provisions of Article Fourteen of the Base Indenture shall not apply to the 2015 Notes or the 2035 Notes.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 301.  Concerning the Indenture.     Except as expressly amended hereby, the Base Indenture shall continue in full force and effect in accordance with the provisions thereof and the Base Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 302.  Severability.    If any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 303.  Trust Indenture Act.    If any provision in this Third Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Base Indenture which provision is required to be included in the Base Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 304.  Trustee.     The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

Section 305.  Governing Law.     This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 306.  Multiple Originals.     This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed.

LOWE’S COMPANIES, INC.

By: /s/ Benjamin S. Adams, Jr.
       Name: Benjamin S. Adams, Jr.
       Title: Assistant Treasurer

THE BANK OF NEW YORK, as Trustee

By: /s/ Van K. Brown
       Name: Van K. Brown
       Title: Vice President

EXHIBIT A-1

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LOWE’S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LOWE’S COMPANIES, INC.

5.0% Notes due October 15, 2015

GLOBAL SECURITY

                                                                No. [●]                                                                    CUSIP No. 548661 CH 8

        $500,000,000
Original Principal Amount

Lowe’s Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of $500,000,000 on October 15, 2015, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from October 6, 2005, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing April 15, 2006, at the rate of 5.0% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid.

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of October 6, 2005, between the Company and the Trustee (the “Third Supplemental Indenture” and, together with

A-2-1

the Base Indenture, the “Indenture”) shall be paid to the Person in whose name this Note is registered at the close of business on the respective Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in accordance with Section 307 of the Base Indenture by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and increments of $1,000 in excess thereof.

As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other office or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Note is one of a duly authorized series of notes of the Company, designated 5.0% Notes due October 15, 2015 (the “Notes”), limited in aggregate principal amount at any time outstanding to FIVE HUNDRED MILLION DOLLARS ($500,000,000) which may be issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto which are applicable to the Notes for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes do not have the benefit of any sinking fund obligations.

The Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of:

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(i)  100% of the principal amount of the Notes to be redeemed; or

(ii)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, plus, in each case, accrued interest thereon to but excluding the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of the Business Day on the relevant record date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as herein prescribed.

        As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon

A-2-3

surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture.

The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2-4

IN WITNESS WHEREOF, LOWE'S COMPANIES, INC. has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer.

                                        LOWE'S COMPANIES, INC.

                                        By_____________________________________________
                                             Name:
                                     Title:

Dated: October 6, 2005

Attest: ______________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

                                        THE BANK OF NEW YORK
                                          as Trustee

                                        By:_____________________________________________
                                                                           Authorized Officer

A-2-5

ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - tenants in common
TEN ENT - tenants by the entireties
JT TEN - joint tenants with right of survivorship and not as tenants in common
CUST - Custodian
U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-2-6

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
__________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________
(Please print or typewrite name and address of assignee)
__________________________________________________________________________________________________________________________
(Please insert Social Security or other identifying Number of Assignee)

the within Note of Lowe’s Companies, Inc. and does hereby irrevocably constitute and appoint

_________________________________________________ Attorney, to transfer the said Note on the books of the within named Lowe’s Companies, Inc., with full power of substitution in the premises.

Dated:_______________________
                                                      ________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

______________________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program. Notarized or witnessed signatures are nor acceptable.

A-2-7

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payment shall be made, by wire transfer or otherwise, in immediately available funds, to                          , for the account of                                     , account number                      , or, if mailed by check, to                                         . Applicable reports and statements required to be physically delivered under the terms of the Indenture should be mailed to                                 . This information is provided by                             , the assignee named above, or                                 , as its agent.

A-2-8

EXHIBIT A-2

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LOWE’S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LOWE’S COMPANIES, INC.

5.5% Notes due October 15, 2035

GLOBAL SECURITY

No. [●]                                                                                                         CUSIP No. 548661 CJ 4

$500,000,000
Original Principal Amount

    Lowe’s Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of $500,000,000 on October 15, 2035, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from October 6, 2005, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing April 15, 2006, at the rate of 5.5% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid.

    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of October 6, 2005,

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between the Company and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) shall be paid to the Person in whose name this Note is registered at the close of business on the respective Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in accordance with Section 307 of the Base Indenture by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and increments of $1,000 in excess thereof.

As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other office or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Note is one of a duly authorized series of notes of the Company, designated 5.5% Notes due October 15, 2035 (the “Notes”), limited in aggregate principal amount at any time outstanding to FIVE HUNDRED MILLION DOLLARS ($500,000,000) which may be issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto which are applicable to the Notes for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes do not have the benefit of any sinking fund obligations.

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The Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of:

(iii)  100% of the principal amount of the Notes to be redeemed; or

(iv)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in each case, accrued interest thereon to but excluding the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of the Business Day on the relevant record date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as herein prescribed.

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As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture.

The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, LOWE'S COMPANIES, INC. has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer.

                                                                        LOWE'S COMPANIES, INC.

                                        By_____________________________________________
                                             Name:
                                     Title:

Dated: October 6, 2005

Attest: ______________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

                                        THE BANK OF NEW YORK
                                           as Trustee

                                        By:_____________________________________________
                                                                           Authorized Officer

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - tenants in common
TEN ENT - tenants by the entireties
JT TEN - joint tenants with right of survivorship and not as tenants in common
CUST - Custodian
U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

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FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
__________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________
(Please print or typewrite name and address of assignee)
__________________________________________________________________________________________________________________________
(Please insert Social Security or other identifying Number of Assignee)

the within Note of Lowe’s Companies, Inc. and does hereby irrevocably constitute and appoint

_________________________________________________ Attorney, to transfer the said Note on the books of the within named Lowe’s Companies, Inc., with full power of substitution in the premises.

Dated:_______________________
                                                      ________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

______________________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program. Notarized or witnessed signatures are nor acceptable.

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PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payment shall be made, by wire transfer or otherwise, in immediately available funds, to                          , for the account of                                     , account number                      , or, if mailed by check, to                                         . Applicable reports and statements required to be physically delivered under the terms of the Indenture should be mailed to                                 . This information is provided by                             , the assignee named above, or                                 , as its agent.

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